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                                                                      EXHIBIT 16

                         LUCAS EDUCATIONAL SYSTEMS, INC.

LETTER OF TANNER + CO. REGARDING CHANGE IN CERTIFYING ACCOUNTANTS OF REGISTRANT


Tanner + Co.   [Letterhead]


November 1, 2000


Office of the Chief Accountant -
SECPS Letter File
Mail Stop 9-5
Securities And Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

RE:      Lucas Educational Systems, Inc. File Ref. No. 0-24374

Dear Sir/Madam:

         This is to notify you that on October 27, 2000, the client/auditor relationship with Lucas Educational Systems, Inc. ceased.


                                             Sincerely,

                                             /s/ Tanner + Co.